Exhibit 10.14

PIVOTAL SOFTWARE, INC.
2018 EQUITY INCENTIVE PLAN

RSU AGREEMENT FOR U.S. PARTICIPANTS

The Participant has been granted an Award (the “Award”) of RSUs pursuant to the Pivotal Software, Inc. 2018 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice of RSU Award (the “Notice”) and this RSU Agreement (this “Agreement”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1.                                      Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.

2.                                      Vesting Dates. Subject to Section 3, the Award shall vest on the dates set forth in the Notice.

3.                                      Termination of Service.

(a)                                 Other Than For Cause or Due to Death or Disability. In the event of the Participant’s Termination of Service for any reason other than by the Company or the Employer for Cause or due to death or Disability, any RSUs that are not vested as of the date of such Termination of Service will be forfeited.

(b)                                 Due to Death or Disability. In the event of the Participant’s Termination of Service due to death or Disability, any RSUs that are not vested as of the date of such Termination of Service will vest in full.

(c)                                  For Cause. In the event of the Participant’s Termination of Service by the Company or the Employer for Cause, the RSUs, whether vested or unvested, will be forfeited.

4.                                      Change in Control. In the event of a Change in Control, the RSUs will be treated in accordance with Section 12(c) of the Plan.

5.                                      Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.

6.                                      Dividend Equivalents. If a cash dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.

7.                                      Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.

8.                                      Responsibility for Taxes.

(a)                                 The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)                                 Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company and/or the Employer from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company or the Employer; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax-Related Items associated with such settlement; provided, however, that if the Participant is then covered by Section 16 of the Exchange Act, then the Company will withhold by a “net settlement” in accordance with method (i) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i), (ii) and (iii) above; or (iv) any other method of withholding determined by the Company and permitted by applicable law.

(c)                                  Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)                                 Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9.                                      Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate (including the Employer) or (c) any calculation of base pay or regular pay for any purpose.

10.                               Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.

11.                               Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12.                               Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Pivotal Software, Inc.

875 Howard Street, 5th Floor

San Francisco, California 94103

Attention: Pivotal Stock Team

If to the Participant, to the address of the Participant on file with the Company.

13.                               No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate (including the Employer).

14.                               No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

15.                               Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.

16.                               Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

17.                               Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

18.                               Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

19.                               Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

20.                               Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

21.                               Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s or the Employer’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company or the Employer.

22.                               Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.

23.                               Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.

24.                               References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.